__________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2015

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (937) 445-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On January 20, 2015, the Compensation and Human Resource Committee (the “Committee”) of the Board of Directors of NCR Corporation (“NCR” or the “Company”) adopted an amendment to the NCR Executive Severance Plan (the “Executive Severance Plan”), contingent upon stockholder approval of the amendment and restatement of the NCR Corporation Economic Profit Plan (the “Economic Profit Plan”) for purposes of compliance with Section 162(m) of the Internal Revenue Code at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). This action was taken by the Committee as part of the ongoing strategy to continually align the Company’s executive programs to competitive market practices in order to better enable attracting, retaining and motivating the very best people for the Company.

On April 22, 2015, the Executive Severance Plan amendment became effective when stockholders approved the amended and restated Economic Profit Plan at the 2015 Annual Meeting. Under the Executive Severance Plan amendment, separation benefits payable in the event of an eligible participant’s qualifying termination of employment include a lump sum cash payment equal to the participant’s annual base salary in effect at the time of termination and the target annual cash bonus under the Company’s applicable annual bonus plan in effect in the year prior to termination.

The foregoing description of the amendment to the Executive Severance Plan does not purport to be a complete description of the amendment and is qualified in its entirety by the provisions of the Executive Severance Plan, as amended, which will be filed by the Company with its Form 10-Q for the quarter ending June 30, 2015.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a)NCR held its 2015 Annual Meeting of Stockholders on April 22, 2015. Holders of an aggregate of 168,684,913 shares of NCR common stock at the close of business on February 10, 2015 were entitled to vote at the 2015 Annual Meeting, of which 147,234,276 shares, or approximately 87.28 % of the eligible voting shares, were represented in person or by proxy. NCR's stockholders voted on six proposals at the 2015 Annual Meeting.

The final results for each of the matters submitted to a vote of NCR’s stockholders at the 2015 Annual Meeting are as follows:

1.	Election of Directors. All three Class A Directors were re-elected to serve three-year terms expiring at the NCR 2018 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominees – Class A Director	% Votes For	Votes For	Votes Withheld	Broker Non-Votes
William R. Nuti	90.49%	118,381,137	12,434,936	16,418,203
Gary J. Daichendt	92.26%	120,694,691	10,121,382	16,418,203
Robert P. DeRodes	94.55%	123,685,574	7,130,499	16,418,203

One Class C Director was re-elected to serve a term expiring at the 2017 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee – Class C Director	% Votes For	Votes For	Votes Withheld	Broker Non-Votes
Richard T. McGuire III	99.19%	129,761,648	1,054,425	16,418,203

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 was ratified by the stockholders by the votes set forth in the table below:

Votes For	%Votes For	Votes Against	Votes Abstained	Broker Non-Votes
146,644,614	99.60%	406,972	182,690	0

3.
Advisory Vote to Approve Executive Compensation as Disclosed in the Proxy Statement. The stockholders approved on an advisory basis the executive compensation disclosed in the Company’s Proxy Statement by the votes set forth in the table below:

Votes For	% Votes For	Votes Against	Votes Abstained	Broker Non-Votes
114,640,972	87.64%	15,598,489	576,612	16,418,203

4.
Approve the Amendment and Restatement of the NCR Corporation Economic Profit Plan for purposes of 162(m) of the Internal Revenue Code. The stockholders approved the directors’ proposal to amend and restate the NCR Corporation Economic Profit Plan for purposes of 162(m) of the Internal Revenue Code by the votes set forth in the table below:

Votes For	% Votes For	Votes Against	Votes Abstained	Broker Non-Votes
126,946,682	97.04%	3,636,186	233,205	16,418,203

5.
Approve the Amendment and Restatement of the Charter of the Company to Eliminate the Supermajority Provisions Contemplated by the Maryland General Corporation Law and the Company’s Charter. The stockholders did not approve the directors’ proposal to amend and restate the charter of the Company to eliminate the supermajority provisions contemplated by the Maryland General Corporation Law and the Company’s charter. The required vote for this proposal was 80% of the shares of the outstanding stock entitled to vote generally in the election of directors. The votes are set forth on the table below:

Votes For	% Votes Outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
129,406,019	76.71%	872,243	537,811	16,418,203

6.
Approve the Directors’ Proposal to Amend the Charter of the Company to Eliminate the Classification of the Board of Directors of the Company and Provide for Annual Elections of all Directors Elected at or after the 2016 Annual Meeting of Stockholders. The stockholders did not approve the directors’ proposal to amend the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for annual elections of all Directors elected at or after the 2016 Annual Meeting of Stockholders. The required vote for this proposal was 80% of the shares of the outstanding stock entitled to vote generally in the election of directors. The votes are set forth on the table below:

Votes For	% Votes Outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
129,897,001	77.01%	389,175	529,897	16,418,203

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2015	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher, Acting General Counsel and Secretary